UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 3, 2009
(Date of earliest event reported)	February 26, 2009

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 26, 2009, ONEOK Partners, L.P. (the “Partnership”) and ONEOK Partners Intermediate Limited Partnership, a wholly-owned subsidiary of the Partnership (the “Guarantor”), entered into an underwriting agreement (the “Underwriting Agreement”) with SunTrust Robinson Humphrey, Inc., Greenwich Capital Markets, Inc., and J.P. Morgan Securities Inc., (the “Representatives”) as representatives of the several underwriters named therein (the “Underwriters”), for the purchase and sale of $500 million aggregate principal amount of the Partnership’s 8.625% Senior Notes due 2019 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and the Guarantor, and customary conditions to closing, indemnification obligations of both the Partnership and the Guarantor, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, obligations of the parties and termination provisions. The Partnership also agreed not to offer or sell certain debt securities until March 28, 2009 without the prior written consent of the Representatives. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Indenture, Supplemental Indenture and Notes

On March 3, 2009, the Partnership completed the underwritten public offering (the “Offering”) of the Notes. The Partnership registered the sale of the Notes with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-137419) filed on September 19, 2006 (the “Registration Statement”). The Partnership intends to use the net proceeds from the Offering of approximately $494.3 million, after deducting underwriting discounts and offering expenses, to repay indebtedness outstanding under the Partnership’s $1 billion revolving credit agreement.

The terms of the Notes are governed by the Indenture, dated as of September 25, 2006 (the “Indenture”), between the Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated March 3, 2009 (the “Supplemental Indenture”).

The Indenture was filed as Exhibit 4.1 to a Form 8-K filed with the Securities and Exchange Commission on September 26, 2006 and is incorporated herein by reference. The Supplemental Indenture with respect to the Notes is filed herewith as Exhibit 4.2 and is incorporated herein by reference. The form of the Notes is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Relationships

Affiliates of SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Barclays Capital Inc. and BNP Paribas Securities Corp. are lenders under the Partnership’s $1 billion revolving credit agreement. The net proceeds of the Offering will be used to repay indebtedness outstanding under this credit agreement. In addition, in the ordinary course of their business, certain of the Underwriters and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with us and certain of our affiliates, including ONEOK, Inc. The Underwriters and their affiliates may provide similar services in the future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under “Indenture, Supplemental Indenture and Notes” in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated February 26, 2009, among ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership and SunTrust Robinson Humphrey, Inc., Greenwich Capital Markets, Inc., and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

Exhibit 4.1	Indenture, dated as of September 25, 2006, among ONEOK Partners, L.P. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by ONEOK Partners, L.P. on September 26, 2006)

Exhibit 4.2	Fifth Supplemental Indenture, dated March 3, 2009, among ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and Wells Fargo Bank, N.A., as trustee, with respect to the 8.625% Senior Notes due 2019.

Exhibit 4.3	Form of Senior Note due 2019 (included as Exhibit A to Exhibit 4.2 above).

Exhibit 5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the Notes’ validity.

Exhibit 99.1	News release issued by ONEOK Partners, L.P. dated February 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date: March 3, 2009	By:	/s/ Curtis L. Dinan
Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated February 26, 2009, among ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership and SunTrust Robinson Humphrey, Inc., as representative of the several underwriters named therein.

Exhibit 4.1	Indenture, dated as of September 25, 2006, among ONEOK Partners, L.P. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by ONEOK Partners, L.P. on September 26, 2006)

Exhibit 4.2	Fifth Supplemental Indenture, dated March 3, 2009, among ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and Wells Fargo Bank, N.A., as trustee, with respect to the 8.625% Senior Notes due 2019.

Exhibit 4.3	Form of Senior Note due 2019 (included as Exhibit A to Exhibit 4.2 above).

Exhibit 5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the Notes’ validity.

Exhibit 99.1	News release issued by ONEOK Partners, L.P. dated February 26, 2009.